Exhibit 10.2

AMENDMENT TO THE

SPX CORPORATION SUPPLEMENTAL INDIVIDUAL ACCOUNT RETIREMENT PLAN

SPX Corporation currently maintains the SPX Corporation Supplemental Individual Account Retirement Plan (the “Plan”).  Pursuant to the powers of amendment reserved in Section 6.1 of the Plan, effective as of March 10, 2014, SPX Corporation hereby amends the Plan in the following manner:

1.              Section 8.1(a) of the Plan is amended by replacing the phrase “twenty percent (20%)” with “twenty-five percent (25%)” wherever such phrase occurs therein.

2.              Section 8.1(a)(iii)(B)(1) of the Plan is amended by deleting the phrase “(other than rights under the Company’s Rights Agreement dated June 25, 1996 with The Bank of New York, as amended)” in its entirety.

3.              Section 8.1(c) of the Plan is amended by replacing the phrase “Approval by the shareholders of (or if such approval is not required, the consummation of)” with “The consummation of”.

4.              Section 8.1(c) of the Plan is amended by replacing the phrase “eighty percent (80%)” with “seventy-five percent (75%)”.

5.              Section 8.3 of the Plan is deleted in its entirety and replaced with the following:

“Section 8.3                              RESERVED”